Exhibit 10.1

SUBLEASE AGREEMENT

16803 Dallas Parkway

This Sublease Agreement (the “Sublease”), executed on the 7th day of August, 2018 (the “Execution Date”), and dated effective as of the 14th day of June, 2018 (the “Effective Date”), is made and entered into by Longfellow Energy, LP, a Texas limited partnership (“Landlord”) and TransAtlantic Petroleum (USA) Corp., previously a Colorado company, now a Delaware company (“Tenant”).  For purposes of this Sublease, the Landlord and Tenant may also be referred to as “Party” or “Parties.”

WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated August 22, 2011 (“2011 Lease”) which termed on its own accord on August 22, 2016;

WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated April 5, 2013 (“2013 Lease”), and amended and restated the 2013 Lease (“Amended and Restated Lease”) effective January 1, 2017;

WHEREAS, the term of the Amended and Restated Lease was set to expire on December 31, 2021;

WHEREAS, effective June 14, 2018, Landlord sold the Premises and the Amended and Restated Lease automatically terminated as of that date;

WHEREAS, effective June 14, 2018, Landlord entered into an Office Lease Agreement (the “Primary Lease”) with Make-A-Wish Foundation of North Texas, a Texas non-profit corporation (“MAW”) that is the new owner of the Premises;

WHEREAS, pursuant to the terms of the Primary Lease, Landlord is authorized to enter into this Sublease with Tenant; and

WHEREAS, Landlord and Tenant desire to terminate the Amended and Restated Lease and enter into this Sublease on substantially similar terms and conditions as the Amended and Restated Lease.

THERFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged, Landlord and Tenant agree to the following terms and conditions herein:

1.TERMINATION.  Landlord and Tenant hereby agree to terminate the Amended and Restated Lease, effective June 14, 2018.

2.PREMISES.  Landlord does hereby sublease to Tenant, and Tenant hereby subleases from Landlord, that certain commercial office space containing approximately 10,000 square feet of leasable floor area, located on the second floor of the building located on certain real property known as 16803 Dallas Parkway, Addison, Texas (the “Premises”).  The location and dimensions of the Premises are more particularly described on Exhibit “A,” which is attached hereto and made a part hereof.  The Premises is located in the Triangle Pacific Survey, Block 1, Lot 1, ACS 3.870, City of Addison, County of Dallas, State of Texas.

3.USE.  Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord and MAW.

4.RENT.  Beginning on the Effective Date, and except as provided for below, Tenant agrees to pay the following to Landlord as monthly Rent, without notice or demand:

a.	Year 1: Beginning on June 14, 2018 and ending on June 13, 2019, the sum of Eighteen Thousand Three Hundred Thirty-Three and 33/100 Dollars ($18,333.33) per month.
b.	Year 2: Beginning on June 14, 2019 and ending on June 13, 2020, the sum of Eighteen Thousand, Seven Hundred Fifty and No/100 Dollars ($18,750.00) per month.

For purposes of this Sublease, the term “Rent” shall mean the monthly amount due in the applicable Sublease year described in Section 4 above.  Rent shall be due and payable, in advance, on or before the first day of each calendar month during the Term, beginning on June 14, 2018.  Tenant may prorate any partial month payments.

5.AS-IS.  Landlord delivers to Tenant the Premises AS-IS.

6.TERM.  The Sublease term shall commence on the Effective Date and shall end on the last day of the Twenty-Fourth (24th) month thereafter (“Term”).

7.SECURITY DEPOSIT.  Tenant is not required to deliver a security deposit.

8.UTILITIES.  Landlord shall provide all utilities, including but not limited to gas, water, wastewater, electricity, trash, telephone, cable and internet, to Tenant on a monthly basis. Landlord shall bill Tenant on a monthly basis for all utilities according to actual, direct expenses, and Tenant shall pay such bill within thirty (30) days of receipt.

9.USES PROHIBITED.  Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which is not within the permitted use of the Premises (pursuant to the terms of the Primary Lease, law or otherwise), which will in any way increase the existing rate of or affect any fire or other insurance upon the Premises or any of its contents, or cause a cancellation of any insurance policy covering the Premises or any part thereof or any of its contents.  Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, or about the Premises.  Tenant shall not commit or allow to be committed any waste in or upon the Premises.

10.COMPLIANCE WITH LAW.  Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with the Primary Lease, any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or

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promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts.  To the extent applicable, Landlord shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

11.IMPROVEMENTS, ALTERATIONS AND OR ADDITIONS.  Tenant shall not make or allow to be made any improvements, alterations or additions to or of the Premises or any part thereof without first obtaining the written consent of Landlord and MAW.  In the event Landlord and MAW consent to the making of any improvements, alterations or additions to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and those items shall at once become a part of the realty and belong to MAW and shall be surrendered with the Premises upon the expiration or sooner termination of the Term hereof.

12.REPAIRS.

12A.By execution of this Sublease, Tenant shall be deemed to have accepted the Premises as being in good working order.  Tenant shall, upon the expiration or sooner termination of this Sublease, surrender the Premises to the Landlord and MAW in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted.

12B.Notwithstanding the provisions of Section 12A. above, all repairs shall be made in accordance with the Primary Lease.

13.LIENS.  Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant.

14.ASSIGNMENT AND SUBLETTING.  Tenant shall not voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, all without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be consent to any subsequent assignment, subletting, occupation or use by another person.  Any assignment or subletting without consent shall be void, and shall, at the option of the Landlord, constitute a default under the terms of this Sublease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord reasonable fees incurred in connection with the processing of documents necessary to giving of such consent.

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15.INDEMNIFICATION.

15A.  TENANT SHALL FOREVER DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, ANY AND ALL PERSONS OWNED OR CONTROLLED BY OR AFFILIATED WITH LANDLORD AND THEIR RESPECTIVE MEMBERS, MANAGERS, PARTNERS, EQUITY HOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MORTGAGEES, INSURERS, SUCCESORS AND ASSIGNS (EACH, AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING STRICT LIABILITY), ACTIONS, DEMANDS, PENALTIES, LOSSES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, CONSULTANT FEES, EXPERT WITNESS FEES, ACCOUNTING FEES, ATTORNEYS’ FEES, EXPENSES AND REMEDIAL COSTS), LAWSUITS, COSTS OF ANY SETTLEMENT OR JUDGMENT, AND DAMAGES OF ANY AND EVERY KIND WHATSOEVER WHICH MAY NOW OR IN THE FUTURE (WHETHER BEFORE OR AFTER THE EXPIRATION AND TERMINATION OF THIS SUBLEASE), INCLUDING, WITHOUT LIMITATION, THE DEFAULT DAMAGES AND/OR LOSSES OF RENTS (COLLECTIVELY, THE “LOSSES”), PAID, INCURRED OR SUFFERED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES OR ANY ONE OF THEM BY ANY GOVERNMENTAL AUTHORITY OR OTHER PERSON TO THE EXTENT RESULTING FROM, ATTRIBUTABLE TO OR OTHERWISE ARISING PURSUANT TO:  (A) ANY CONTAMINATION CAUSED OR SUFFERED BY THE TENANT; (B) ANY BREACH OR VIOLATION OF THIS SUBLEASE BY TENANT; (C) ANY BREACH OR VIOLATION OF ANY APPLICABLE LAWS BY THE TENANT; (D) THE USE OR MISUSE OF THE PREMISES BY THE TENANT; (E) ANY EVENT OR OCCURRENCE AT OR ON THE PREMISES DURING THE TERM OF THIS SUBLEASE OR THEREAFTER WHILE IN THE POSSESSION OF TENANT, WHATEVER THE CAUSE; (F) ANY CHANGE IN THE CONDITION OF THE PREMISES, EXCEPT FOR CHANGES EXPRESSLY PERMITTED UNDER THIS SUBLEASE; (G) ANY CLAIM, DEMAND, PROCEEDING, ACTION, INVESTIGATION OR LAWSUIT (EACH A “PROCEEDING”) BROUGHT, PROSECUTED OR INSTITUTED TO FORECLOSE UPON ANY LIEN FOR LABOR OR MATERIALS FURNISHED TO OR AT THE REQUEST OF TENANT, AND/OR ANY BANKRUPTCY, INSOLVENCY, OR CREDITORS RIGHTS PROCEEDING INVOLVING TENANT; (H) ANY PROCEEDING AGAINST ANY TENANT OR BY REASON OF ANY ACTS OR OMISSIONS OF ANY TENANT IN WHICH LANDLORD IS NAMED OR MADE A PARTY TO SUCH PROCEEDING (INCLUDING, WITHOUT LIMITATION, A CLAIM BY ANY TENANT FOR CONTRIBUTION BY LANDLORD); AND/OR (I) ANY BREACH OR VIOLATION OF THE PRIMARY LEASE BY TENANT.  NOTWITHSTANDING THE FOREGOING, TENANT SHALL HAVE NO LIABILITY UNDER THIS SECTION 15A FOR LOSSES SOLELY ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR IN THE CASE OF ACTIVITIES UNDERTAKEN UNDER THE EXPRESS AUTHORITY OF LANDLORD FOR THE PERFORMANCE OF LANDLORD’S CONSTRUCTION, REPAIR, MAINTENANCE AND/OR REPLACEMENT OBLIGATIONS HEREUNDER, LANDLORD’S CONTRACTORS.

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15B.  TENANT SHALL REIMBURSE LANDLORD, UPON DEMAND, FOR ALL LOSSES INCURRED, PAID OR PAYABLE BY LANDLORD, WHETHER OR NOT A PROCEEDING IS COMMENCED OR JUDGMENT ENTERED.  IN ADDITION, IF ANY ACTION FOR BREACH OF OR TO ENFORCE THE PROVISIONS OF THIS SUBLEASE IS COMMENCED, LANDLORD SHALL BE ENTITLED TO RECEIVE FROM TENANT ALL AMOUNTS INCURRED BY LANDLORD FOR ITS ACTUAL ATTORNEYS’ FEES AND COSTS.

15C.  LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD TENANT HARMLESS FROM ANY LOSSES SUFFERED OR INCURRED BY TENANT THAT IS DIRECTLY AND PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR (IN THE CASE OF ACTIVITIES UNDERTAKEN UNDER THE EXPRESS AUTHORITY OF LANDLORD FOR THE PERFORMANCE OF LANDLORD’S CONSTRUCTION, REPAIR, MAINTENANCE AND/OR REPLACEMENT OBLIGATIONS HEREUNDER,  LANDLORD’S CONTRACTORS); PROVIDED, UNDER NO CIRCUMSTANCES WILL LANDLORD BE LIABILE TO TENANT FOR ANY CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF ENTERPRISE VALUE, OR LOSS OF GOODWILL.

15D.  This Section 15 shall survive the expiration or termination of the Sublease.

16.SUBROGATION.  As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other and MAW for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective Parties.  Each Party shall apply to their insurers to obtain said waivers.  Each Party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

17.LIABILITY INSURANCE.  Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Sublease a policy of comprehensive public liability insurance insuring MAW, Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be in the amount of not less than $500,000.00 for injury or death of one person in any one accident or occurrence and in the amount of not less than $1,000,000.00 for injury or death of more than one person in any one accident or occurrence.  Such insurance shall further insure MAW, Landlord and Tenant against liability for property damage of at least $500,000.00.  Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto.  If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant and the cost of which insurance shall be reimbursed or paid to Landlord by Tenant upon Landlord’s demand for the same.  Insurance required hereunder shall be in companies rated A: XII or better in “Best's Key Rating Guide.”  Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or

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certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord.  No policy shall be cancelable or subject to reduction of coverage.  All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

18.PERSONAL PROPERTY TAXES.  Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term hereof upon all Tenant’s improvements, alterations, additions, equipment, furniture, fixtures, and any other personal property located in the Premises.

19.HOLDING OVER.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without the express written consent of Landlord, such occupancy shall be deemed to be a tenancy from month to month at a monthly rental in the amount of 150% of the last monthly Rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

20.ENTRY BY LANDLORD.  Landlord reserves, and shall at all times have, the right to enter the Premises at reasonable times and upon reasonable notice to inspect the same and/or to repair the Premises and any portion of the Premises that Landlord may deem necessary, without abatement of Rent.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Landlord, except for gross negligence or willful misconduct of Landlord or its agents.

21.TENANT’S DEFAULT.  The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Tenant:

21A.Notwithstanding any payment of current Rent, Tenant shall not desert, abandon or vacate the Premises or a substantial portion thereof, nor shall Tenant fail to operate its business in the Premises for more than thirty (30) days for any reason other than the destruction or condemnation of the Premises.

21B.The failure by Tenant to make any payment of Rent or any other mutually agreed upon payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of seven (7) business days after written notice thereof by Landlord to Tenant.

21C.The failure by Tenant to observe or perform any of the covenants, conditions or provisions of the Primary Lease or this Sublease to be observed or performed by the Tenant, other than described in Section 21B, above, if such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

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21D.The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant’s interest in this Sublease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Sublease, where such seizure is not discharged within thirty (30) days.

22.REMEDIES IN DEFAULT.

22A. Termination of the Sublease.   Upon the occurrence of a default by Tenant hereunder, Landlord may, upon any applicable notice and opportunity to cure, terminate this Sublease by giving written notice thereof to Tenant, and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all direct and actual but not consequential or punitive loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on reasonable terms or otherwise.

22B.  Repossession and Re-Entry.  Upon the occurrence of a default by Tenant hereunder, Landlord may, upon any applicable notice and opportunity to cure, immediately terminate Tenant’s right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Sublease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks.  If Landlord terminates Tenant’s possession of the Premises under this Section 22B, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises; and (ii) Tenant shall have no further right to possession of the Premises.  Landlord may, at its sole option, relet the Premises or any part thereof on such terms and conditions as are reasonable for the geographic area in which the Premises is located.  If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Rent and additional charges due hereunder from Tenant to Landlord (in such order as Landlord shall designate); second, to the payment of any cost of such reletting, including, without limitation, advertising costs, brokerage fees and leasing commissions; and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time.  Except as otherwise provided herein, Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.  No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Sublease unless a written notice of such termination is given to Tenant pursuant to Section 22A above. In the event of the reletting by Landlord of the Premises to a person expressly assuming Tenant’s obligations under this Sublease, Tenant shall thereby be released from any further obligations hereunder, and Landlord agrees to look solely to such successor in interest of the Tenant for

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performance of such obligations.  Upon such reletting, Tenant shall be relieved of all liability under any and all of its covenants and obligations contained in or derived from this Sublease arising out of any act, occurrence or omission occurring after the reletting.

22C.  Cure of Default.  Upon the occurrence of a default hereunder by Tenant, Landlord may, upon any applicable notice and opportunity to cure, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Sublease, and Tenant agrees to reimburse Landlord on demand for any direct and actual expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Sublease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, except for such damages caused by the gross negligence or willful misconduct of Landlord or its agents.

22D.  Cumulative Remedies.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

In any of the above situations, Landlord shall have the duty to take reasonable action to mitigate Tenant’s damages.

23.DEFAULT BY LANDLORD.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Any failure by Landlord to so timely commence the cure will result in a default hereunder.

24.EMINENT DOMAIN.  If more than twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either Party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Sublease upon thirty (30) days written notice.  If either less than or more than twenty-five percent (25%) of the Premises are taken (and neither Party elects to terminate as herein provided), the Rent thereafter to be paid shall be equitably reduced.

25.PARKING AND COMMON AREAS.  The parking areas attached to the Premises shall be available on a first-come, first served basis for the non-exclusive use of Tenant during the Term of this Sublease.

26.HOURS OF BUSINESS.  Subject to reasonable periods of closing, not to exceed ten (10) consecutive days in any one calendar year, Tenant shall continuously during the Term hereof conduct and carry on Tenant’s business in the Premises and shall keep the Premises open for business

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and cause Tenant’s business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character in Addison, Texas; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein due to strikes, lockouts or similar causes beyond the reasonable control of Tenant.

27.PRIMARY LEASE.

27A.  The terms and conditions of the Primary Lease are incorporated into this Sublease by reference for all purposes.  Tenant, by Tenant’s execution of this Sublease, acknowledges that Tenant has furnished Subtenant with a copy of the Primary Lease, and Subtenant has examined its contents and is familiar with its terms.  Except as otherwise expressly provided in this Sublease, Tenant agrees to comply in all respects with the terms and conditions of the Primary Lease insofar as the same are applicable to the Subleased Premises.  In the event of a conflict between the terms of this Sublease and the Primary Lease, the Primary Lease shall control.

27B.  As between Landlord and Tenant, Longfellow Energy, LP shall be entitled to all rights and remedies reserved by and granted to MAW in the Primary Lease, as if Longfellow Energy, LP was the “Landlord” under the Primary Lease and TransAtlantic Petroleum (USA) Corp. was the “Tenant” under the Primary Lease.  Such rights and remedies are incorporated into this Sublease by reference for all purposes.

27C.This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease.

28.GENERAL PROVISIONS.

(a)Waiver. The waiver by either Party of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Sublease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such Rent.

(b)Marginal Headings.  The marginal headings and section titles of this Sublease are not a part of the Sublease and shall have no effect upon the construction or interpretation of any part hereof.

(c)Time.  Time is of the essence of this Sublease and each and all of its provisions in where performance is a factor.

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(d)Successors and Assigns.  The covenants and conditions herein contained, subject to the provisions as to assignment in this Sublease, apply to and bind the heirs, successors, executors, administrators and assigns of the Parties hereto.

(e)Recordation.  Neither Landlord nor Tenant shall record this Sublease, but a short form memorandum hereof may be recorded at the request of Landlord.

(f)Quiet Possession.  Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Term hereof, subject to all the provisions of this Sublease.

(g)Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Sublease, the exact amount of which will be difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges.  Rent is due on the first of each month and late after the 10th day of each month. Accordingly, if any installment of Rent or any sum due from Tenant shall not be received by Landlord in accordance with these terms, then Tenant shall pay to Landlord a late charge of $25.00 per day, or an amount equal to the maximum amount permitted by law (whichever is greater), plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  The Parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.  Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(h)Prior Agreements.  This Sublease contains all of the agreements of the Parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.  No provision of this Sublease may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest.  This Sublease shall not be effective or binding on any Party until fully executed by both Parties hereto.

(i)Inability to Perform.  This Sublease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

(j)Partial Invalidity.  Any provision of this Sublease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(k)Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

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(l)Choice of Law.  This Sublease shall be governed by the laws of the State of Texas.

(m)Early Termination of Primary Lease.  In the event of termination of the Primary Lease for any reason, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Sublease arising out of any act, occurrence or omission occurring after the date of termination of the Primary Lease, and the Sublease shall automatically terminate on the date of termination of the Primary Lease.  If the Primary Lease terminates for any reason prior to the expiration or termination of this Sublease, Subtenant waives any and all claims against Landlord arising or resulting from such termination of the primary lease.

(n)Notices.  All notices and demands which may or are to be required or permitted to be given by either Party on the other hereunder shall be in writing.  All notices and demands shall be either hand delivered or sent by United States Mail with return receipt requested, postage prepaid, addressed to the address herein below, or to such other address as either Party may designate in writing from time to time. A courtesy copy of all notices shall be sent via email to the recipient’s email address listed below, or to such other email address either Party may designate in writing from time to time.

To Landlord at:	Longfellow Energy, LP Attn: Michael S. Haynes 16803 Dallas Parkway Addison, Texas 75001 michael.haynes@riatacg.com
To Tenant at:	TransAtlantic Petroleum (USA) Corp. Attn: Chad Burkhardt 16803 Dallas Parkway Addison, Texas 75001 chad.burkhardt@tapcor.com With a copy to N. Malone Mitchell, 3rd at the same address.

(o)Authority of Tenant.  The individual executing this Sublease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of Tenant and that this Sublease is binding upon Tenant.

(p)Arbitration.  Landlord and Tenant agree that any claim, controversy, or dispute arising out of or relating to this Sublease shall, except as set forth herein, be settled by arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  This agreement to arbitrate shall survive the termination of this Sublease.  Any arbitration shall be undertaken pursuant to the Federal Arbitration Act, where applicable, and the

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decision of the arbitrators shall be final, binding, and enforceable in any court of competent jurisdiction.  In any dispute in which a Party seeks in excess of $1,000,000 in damages, three (3) arbitrators shall be employed.  Otherwise, a single arbitrator shall be employed.  All costs relating to the arbitration shall be borne equally by the Parties, other than their own attorney’s fees.  The arbitrators shall not award punitive damages.

29.EXCULPATORY LANGUAGE.  If Landlord fails to perform its obligations in accordance with any of the provisions of this Sublease, Landlord agrees that it shall, to the extent and under the conditions provided for in this Sublease, be liable to Tenant on account of any damages caused thereby, but Tenant agrees that any money judgment resulting from such failure shall be satisfied only out of Landlord's interest in the building of which the Premises are a part, and no other real, personal, or other property of Landlord or of the partners comprising Landlord, or of the officers, shareholders, directors, partners, or principals of such partners comprising the Landlord, shall be subject to levy, attachment, or execution, or otherwise sued to satisfy any such judgment.

[The Remainder of this Page is Intentionally Left Blank - Signature Page Follows]

Sublease Agreement (LFE - TAT) – 16803 Dallas Parkway – Page 12

Signature Page to Sublease Agreement

LANDLORD:

Longfellow Energy, LP

By:  /s/ Todd Dutton

Todd Dutton, President

TENANT:

TransAtlantic Petroleum (USA) Corp.

By: /s/ Chad Burkhardt

Chad Burkhardt, Vice President

General Counsel, Corporate Secretary

Sublease Agreement (LFE - TAT) – 16803 Dallas Parkway – Page 13